Exhibit 10.1


                                 AMENDMENT NO. 1

     This Amendment No. 1 (this "Amendment"), dated as of January 31, 2005, is entered into by and between TRINITY LEARNING CORPORATION, a Utah corporation (the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"), for the purpose of amending the terms of (i) the Security Purchase Agreement, dated as of August 31, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement"), (ii) the Secured Convertible Term Note, dated August 31, 2004 (as amended, modified or supplemented from time to time, the "Secured Convertible Term Note") issued by the Company pursuant to the Security Purchase Agreement, and (iii) the Registration Rights Agreement by and between the Company and Laurus, dated as of August 31, 2004 (as amended, modified or supplemented from time to time, the "Registration Rights Agreement" and, together with the Security Purchase Agreement and the Secured Convertible Term Note, the "Loan Documents"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

     WHEREAS, the Company and Laurus have agreed to make certain changes to the Loan Documents as set forth herein; and

     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 2.1 (a) of the Secured Convertible Term Note is hereby amended by deleting the said Section in its entirety and inserting the following new
Section 2.1(a) in lieu thereof:

     "Section 2.1(a) Payment of Monthly Amount in Cash or Common Stock. If the Monthly Amount (or a portion thereof of such Monthly Amount if such portion of the Monthly Amount would have been converted into shares of Common Stock but for
Section 3.2) is required to be paid in cash pursuant to Section 2.1(b), then the Borrower shall pay the Holder an amount equal to 102% of the Monthly Amount due and owing to Holder on the Repayment Date in cash. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in shares of Common Stock pursuant to Section 2.1(b), the number of such shares to be issued by the Borrower to the Holder on such Repayment Date (in respect of such portion of the Monthly Amount converted into in shares of Common Stock pursuant to Section 2.1(b)), shall be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "Fixed Conversion Price" means $0.72, provided, however, that the first Two Hundred Fifty Thousand Dollars ($250,000) aggregate principal amount of the Note converted into shares of Common Stock on or after January 31, 2005 shall be converted at a Fixed Conversion Price equal to $0.45; thereafter the Fixed Conversion Price shall revert to $0.72, subject to adjustment as set forth herein."

     2. The Company hereby agrees to, on or prior to February 2, 2005, file a Rule 424(b) supplement (the "Post-Effective Supplement") to its Registration Statement with the Securities and Exchange Commission (the "SEC") relating to the Secured Convertible Term Note and the warrants issued in connection therewith (the "Existing Registration Statement"), which Post-Effective Supplement states the Fixed Conversion Price applicable to the Secured Convertible Term Note, as set forth in Section 1 of this Amendment.

     3. Laurus and the Company hereby agree that as promptly as practicable following receipt by Laurus of confirmation by the Securities and Exchange Commission that the Existing Registration Statement is effective after giving effect to this Amendment or remains effective after giving effect to the filing by the Company of the Post Effective Supplement, Laurus shall convert into Common Stock of the Company, outstanding Obligations of the Company in an amount equal to $60,000 (to be applied first against the interest and then principal portions of such outstanding Obligations), at a conversion price of $0.45 per share. Laurus and the Company hereby agree that, notwithstanding any prior agreement to the contrary, the shares of Common Stock issuable as a result of such amendment and the change to the fixed conversion price shall be registered in the Company's next registration statement on Form S-3 (or such other appropriate form, excluding a Form S-8); provided, however, that the Company shall register such shares immediately upon the written demand from Laurus if registration does not occur on or before September 15, 2005.

     4. This Amendment shall be effective as of the date hereof following the execution and delivery of same by each of the Company and Laurus.

     5. Except as specifically set forth in this Amendment, there are no other amendments to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

     6. The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Company in connection with the Loan Documents are true, correct and complete and all of Company's and its Subsidiaries' covenant requirements have been met.

     7. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


                                   *  *  *  *


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


IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to the Loan Documents to be signed in its name effective as of this 31st day of January, 2005.


                                               TRINITY LEARNING CORPORATION


                                               By: /s/ Douglas Cole
                                                  ------------------------------
                                               Name:   Douglas Cole
                                               Title:  Chief Executive Officer



                                               LAURUS MASTER FUND, LTD.


                                               By: /s/ David Grinn
                                                  ------------------------------
                                               Name:   David Grinn
                                               Title:  Partner





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